Exhibit 24.2

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 7, 2000 included in and incorporated by reference in Hand Brand Distribution, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

SEWELL AND COMPANY, P.A.
Hollywood, Florida
January 12, 2001